Table of Contents

As filed with the Securities and Exchange Commission on August 12, 2022

Registration No. 333-266677

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

(Amendment No. 1) to

Form S-3/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________

EBET, Inc.

(Exact name of registrant as specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	85-3201309 (I.R.S. Employer Identification No.)

197 E. California Ave. Ste. 302

Las Vegas, NV 89104

(888) 411-2726

(Address of principal executive offices, including zip code, and telephone number, including area code)

____________________

Aaron Speach, President and Chief Executive Officer

197 E. California Ave. Ste. 302

Las Vegas, NV 89104

(888) 411-2726

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

____________________

Copies to:

Cavas S. Pavri

ArentFox Schiff LLP

1717 K Street NW

Washington, DC 20006

Telephone: (202) 857-6000

Fax: (202) 857-6395

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction 1.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction 1.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

____________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 12, 2022

PROSPECTUS

EBET, Inc.

977,659 Shares of Common Stock

977,659 Shares of Common Stock
Issuable upon Exercise of Outstanding Warrants

This prospectus relates to the resale, from time to time, by the selling shareholders identified in this prospectus under the caption “Selling Shareholders,” of up to (1) 977,659 shares of our common stock, and (2) 977,659 shares of our common stock issuable upon exercise of certain outstanding common stock purchase warrants.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the selling shareholders. We will receive proceeds from any cash exercise of the warrants, which, if exercised in cash with respect to all of the 977,659 shares of common stock offered hereby, would result in gross proceeds to us of a maximum of approximately $4.9 million; however, we cannot predict when and in what amounts or if the warrants will be exercised and it is possible that the warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

The selling shareholders may sell the shares of our common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Our common stock is listed on the NASDAQ Capital Market under the symbol “EBET.” On August 8, 2022, the last sale price for our common stock as reported on the NASDAQ Capital Market was $2.32 per share. There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the warrants on any national securities exchange.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 and “Item 1A—Risk Factors” of our most recent report on Form 10-K or 10-Q which is incorporated by reference in this prospectus before you invest in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The date of this prospectus is __________, 2022.

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ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the selling shareholders identified in this prospectus under the caption “Selling Shareholders,” from time to time, of up to an aggregate of 977,659 shares of our common stock, and 977,659 shares of our common stock issuable upon exercise of certain outstanding common stock purchase warrants.

You should read this prospectus, any documents that we incorporate by reference in this prospectus and the information below under the caption “Where You Can Find More Information” and “Incorporation By Reference” before making an investment decision. You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference herein. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation.

You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

The distribution of this prospectus and the issuance of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. The terms the “Company”, “our”, or “we” refer to EBET, Inc. and its subsidiaries.

Overview

We develop products and operate platforms to provide a real money online gambling experience focused on esports and competitive gaming. We operate licensed online gambling platforms which are real money betting platforms. We accept wagers on major esports titles including: Counter-Strike: GO, League of Legends, Dota 2, StarCraft 2, Rocket League, Rainbow Six, Warcraft 3, King of Glory and FIFA; as well as professional sports including the National Football League, National Basketball Association, Major League Baseball, soccer and more.

On November 29, 2021, we acquired the Business to Consumer (B2C) business of Aspire Global plc (“Aspire”). The B2C business offers a portfolio of distinctive proprietary brands focused primarily on igaming, which is online casino and table games such as blackjack, virtual sport computer simulated games and slot machines, as well as traditional sports betting, in the locations where we are licensed to do so, to a diverse customer base operating across regulated markets.

Preferred Stock Private Placement

On June 7, 2022, we entered into Securities Purchase Agreements (the “Purchase Agreements”) with several institutional and accredited investors to issue, in a private placement priced at-the-market under Nasdaq rules (the “June Offering”): (i) 977,657 shares of our common stock, and (ii) warrants to purchase up to an aggregate of 977,657 shares of our common stock (the “Warrants”). The combined purchase price of one share of common stock and accompanying Warrant was $3.58.

Subject to certain ownership limitations, the Warrants are exercisable six months after issuance. Each Warrant is exercisable into one share of common stock at a price per share of $5.00 (as adjusted from time to time in accordance with the terms thereof) and will expire on the fifth anniversary of the date of issuance.

The gross proceeds we received from the private placement were approximately $3.5 million, before deducting fees and other offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants.

Pursuant to the Purchase Agreement, the Company agreed to file within 45 days of the closing of the June Offering a resale registration statement with the Securities and Exchange Commission covering all shares of common stock sold to investors and the shares of common stock issuable upon exercise of the Warrants.

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RISK FACTORS

Investing in shares of our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider and evaluate the risks described in the “Risk Factors” section in our most recent Annual Report on Form 10-K, as well as any updates to those risk factors in our subsequent Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus, before deciding whether to purchase any of the common stock being offered. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of shares of our common stock could decline due to any of these risks, and you may lose all or part of your investment. Please also read carefully the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, and the documents we incorporate by reference, contain forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, and the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, and the documents we incorporate by reference, may also contain forward-looking statements attributed to third parties relating to their estimates regarding the markets we may enter in the future. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, and the documents we incorporate by reference.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

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USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the selling shareholders identified herein. We will not receive any of the proceeds from the sale of these shares.

We will receive proceeds from any cash exercise of the warrants, which, if exercised in cash with respect to all of the 977,659 shares of common stock underlying the Warrants, would result in gross proceeds to us of a maximum of approximately $4.9 million.

We intend to use any proceeds received by us from the cash exercise of the warrants for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the cash exercise of the warrants. Accordingly, our management will have broad discretion in the timing and application of these proceeds. The holders of the warrants may exercise the warrants at their own discretion and at any time until their expiration subject to and in accordance with the terms of the warrants, as further described under the caption “Summary” in this prospectus. As a result, we cannot predict when or if the warrants will be exercised, and it is possible that the warrants may expire and never be exercised. In addition, the warrants are exercisable on a cashless basis if at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of shares of common stock for which the warrants are exercisable. As a result, we may never receive meaningful, or any, cash proceeds from the exercise of the warrants.

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SELLING SHAREHOLDERS

This prospectus covers an aggregate of up to (1) 977,659 shares of our common stock, and (2) 977,659 shares of our common stock issuable upon exercise of the Warrants.

The following table sets forth certain information with respect to each selling shareholder, including (i) the shares of our common stock beneficially owned by the selling shareholder prior to this offering, (ii) the number of shares being offered by the selling shareholder pursuant to this prospectus and (iii) the selling shareholder’s beneficial ownership after completion of this offering, assuming that all of the shares covered hereby (but none of the other shares, if any, held by the selling shareholders) are sold. The registration of the shares of common stock issuable to the selling shareholders upon the exercise of the warrants does not necessarily mean that the selling shareholders will sell all or any of such shares.

The table is based on information supplied to us by the selling shareholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a selling shareholder and the percentage ownership of that selling shareholder, shares of common stock subject to warrants held by that selling shareholder that are exercisable within 60 days after the date hereof, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership after this offering is based on 16,372,954 shares outstanding on July 25, 2022.

The registration of these shares of common stock does not mean that the selling shareholders will sell or otherwise dispose of all or any of those securities. The selling shareholders may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by any of the selling shareholders under this prospectus. Furthermore, the selling shareholders may have sold, transferred or disposed of the shares of common stock covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.

To our knowledge and except as noted below, none of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

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Selling Shareholder (1)	Number of shares of common stock beneficially owned prior to this offering (2)(3)	Number of shares of common stock offered (3)	Shares of common stock beneficially owned after sale of all shares of common stock offered pursuant to this prospectus (3)(4)
			Number of Shares	Percent of class
Aaron Grueter	71,240	41,900	29,340	*
Anastasia Muravyeva	32,542	27,934	4,608	*
Anthony Tang	601,203	139,666	461,537	2.7%
Everglades Global Opportunities Fund LP (5)	455,739	363,130	92,609	*
EBJT Management LLC (6)	1,237,032	154,302	1,082,730	6.6%
Kenneth Cascasella	177,558	125,700	51,858	*
Leslie Schultz	463,798	55,866	407,932	2.5%
Louis Scotti	83,800	83,800	-	-
Mark Poreman	117,073	20,000	97,073	*
NewGen Equity Long/Short Fund (7)	1,428,724	614,526	814,198	4.7%
Thomas Bennett	11,206	2,794	8,412	*
Thomas P. Dobron	347,065	125,700	221,365	1.3%
Thomas Phillips	330,000	200,000	130,000	*

*	Less than 1%.

(1)	The information in this table and the related notes is based upon information supplied by the selling shareholders.

(2)	Represents the total number of shares of our common stock issued or issuable to each selling shareholders as of the date of this prospectus, without regard to ownership limitations described in footnote (3) below and without regard to initial exercise dates of the Warrants described in footnote (3) below, including (i) all of the shares offered hereby, and (ii) to our knowledge, all other securities held by each of the selling shareholders as of the date hereof.

(3)	The Warrants contain a beneficial ownership limitation, which provides that a holder of the Warrant will not have the right to exercise any portion of the Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise, provided that, upon at least 61 days prior notice to us, a holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of common stock outstanding. The table above does not reflect this limitation.

(4)	Assumes that, after the date of this prospectus and prior to completion of this offering, none of the selling shareholders (i) acquires additional shares of our common stock or other securities or (ii) sells or otherwise disposes of shares of our common stock or other securities held by such selling shareholders as of the date hereof and not offered hereby.

(5)	Ken Arnold has voting and dispositive power over the shares of Everglades Global Opportunities Fund LP.

(6)	Keith Williams has voting and dispositive power over the shares of EBJT Management LLC.

(7)	Chris Rowan has voting and dispositive power over the shares of NewGen Equity Long/Short Fund.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable to the selling shareholders to permit the resale of these shares of common stock by the holders of the shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock. We will bear all fees and expenses incident to the registration of the shares of common stock.

The selling shareholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

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Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this registration statement, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority, or FINRA.

In connection with sales of the shares of common stock or otherwise, and unless limited by any contractual arrangements with us, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume and the selling shareholders may also sell shares of common stock short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the selling shareholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling shareholders have been advised that they may not use shares registered pursuant to this registration statement to cover short sales of our common stock made prior to the date the registration statement is declared effective by the SEC.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this registration statement or any amendment to this registration statement under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this registration statement. The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this registration statement.

The selling shareholders and any broker-dealer or agents participating in the distribution of the shares of common stock offered hereby may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including without limitation, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

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Each selling shareholder has informed us that it is not a registered broker-dealer. Upon being notified in writing by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with in all respects.

Each selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling shareholder will pay all underwriting discounts and selling commissions, if any, and any legal expenses incurred by it. We may indemnify the selling shareholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the agreements with the selling shareholders, or the selling shareholders may be entitled to contribution.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Exchange Act and, as a result, will file periodic and current reports, proxy statements and other information with the SEC. We make our periodic reports and other information filed with or furnished to the SEC, available, free of charge, through our website as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC. Additionally, these periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and SEC’s website at www.sec.gov. You may read and copy any document that we file at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public at the SEC’s website referred to above.

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INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the year ended September 30, 2021 (filed on December 23, 2021);

•	Our Quarterly Reports on Form 10-Q filed on February 2022 and May 16, 2022;

•	Our Definitive Proxy Statement on Schedule 14A filed on January 12, 2022;

•	Our Current Report on Form 8-K/A filed on January 21, 2022; and

•	Our Current Reports on Form 8-K (or Form 8-K/A, as applicable) filed on on January 21, 2022; February 14, 2022; May 5, 2022; June 6, 2022; June 8, 2022; June 10, 2022; June 17, 2022; June 22, 2022; and August 5, 2022.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) the date of this prospectus and before the termination or completion of any offering hereunder, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to: Attention: Corporate Secretary, 197 E. California Ave. Ste. 302, Las Vegas, NV 89104, telephone (888) 411-2726. The documents incorporated by reference may be accessed at our website at esportstechnologies.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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LEGAL MATTERS

ArentFox Schiff LLP, Washington, D.C., will pass for us upon the validity of the securities being offered by this prospectus.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of PWR CPA, LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The carve-out combined financial statements of Aspire Global plc – B2C Business as of September 30, 2021 and 2020 and for each of the years then ended, incorporated by reference in this Prospectus and in the Registration Statement from EBET, Inc. Form 8-K/A filed January 21, 2022 have been so incorporated in reliance on the report of Ziv Haft, Certified Public Accountants, Isr. BDO Member Firm, an independent auditor, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities of EBET, Inc. (the “Registrant”) which are registered under this Registration Statement on Form S-1 (this “Registration Statement”), other than underwriting discounts and commissions. All amounts are estimates except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc. filing fee.

The following expenses will be borne solely by the Registrant:

Amount to be Paid
SEC Registration fee	$425
Legal fees and expenses	15,000
Accounting fees and expenses	15,000
Miscellaneous fees and expenses	5,000
Total	$35,425

Item 15. Indemnification of Officers and Directors

Section 78.138 of the Nevada Revised Statute provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

The Registrant’s Articles of Incorporation and bylaws provide for indemnification of directors, officers, employees or agents of the Registrant to the fullest extent permitted by Nevada law (as amended from time to time). Section 78.7502 of the Nevada Revised Statute provides that such indemnification may only be provided if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to behave his conduct was unlawful.

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Item 16. Exhibits

Exhibit Number	Description

2.1**	Share Purchase Agreement, dated as of October 1, 2021 (incorporated by reference to exhibit 2.1 of the Form 8-K filed October 1, 2021)

4.1	Form of Common Stock Certificate (incorporated by reference to exhibit 4.1 to the Company’s Form S-1/A file no. 333-254068)

4.2	Form of Warrant (incorporated by reference to exhibit 4.1 to the Company’s Form 8-K filed June 7, 2022)

4.3	Form of Convertible Note issued in connection with Domain Purchase Agreements (incorporated by reference to exhibit 4.4 to the Company’s Form S-1 file no. 333-254068)

4.4	Form of Promissory Note between Esports Technologies, Inc., Esports Product Technologies Malta Ltd. and Aspire Global Plc (incorporated by reference to exhibit 4.1 to the Company’s Form 8-K filed December 1, 2021)

4.5	Form of Preferred Stock Investor Warrant (incorporated by reference to exhibit 4.2 to the Company’s Form 8-K filed December 1, 2021)

4.6	Form of Lender Warrant (incorporated by reference to exhibit 4.3 to the Company’s Form 8-K filed December 1, 2021)

4.7	Form of Investor Warrant issued in June 2022 offering (incorporated by reference to exhibit 4.1 to the Company’s Form 8-K filed June 8, 2022)

5.1*	Opinion of ArentFox Schiff LLP

23.1*	Consent of PWR CPA, LLP

23.2*	Consent of Ziv Haft, Certified Public Accountants, Isr., BDO Member Firm

23.3*	Consent of ArentFox Schiff LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included immediately following the signature page to the registration statement)

107*	Filing fee table

*	Previously filed

**	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

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Item 17. Undertakings

The undersigned hereby undertakes:

(a)       The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(b)        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Las Vegas, State of Nevada, on August 12, 2022.

EBET, Inc.

By:	/S/ Aaron Speach
Name:	Aaron Speech
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Aaron Speach
Aaron Speach	Chief Executive Officer, President and Director	August 12, 2022
(Principal Executive Officer)

/s/ James Purcell
James Purcell	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 12, 2022

/s/ Michael Nicklas
Michael Nicklas	Director	August 12, 2022

/s/ Dennis Neilander
Dennis Neilander	Director	August 12, 2022

/s/ Christopher S. Downs
Christopher S. Downs	Director	August 12, 2022

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